UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

10770 E. Briarwood Avenue
Centennial,	CO		80112
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2026, Quantum Corporation (the “Company”) announced the appointment of James C. Clancy as the Company’s Chief Operating Officer, effective September 28, 2026. In connection with his appointment, effective as of the same date, Mr. Clancy voluntarily resigned his position as a member of the Company’s Board of Directors and as a member of the Company’s Audit Committee and Corporate Governance and Nominating Committee.

Mr. Clancy, 59, has served as a business advisor to various technology companies, most recently including Hycu, an artificial intelligence resilience company, Black Kite, a cyber risk management platform provider, Index Engines, a cybersecurity and cyber recovery solutions provider, and Nexus Advisory Partners, a commercial finance advisory firm, since December 2024. Mr. Clancy previously served as the Senior Vice President, Global Sales, Data Protection Solutions at Dell Technologies Inc., a publicly-traded technology company, from 2019 until December 2024. Prior to that, Mr. Clancy held various positions at Dell including President of Global Specialties Sales from 2018 to 2019 and Senior Vice President, Global Sales, Data Protection Solutions from 2013 to 2018. Additionally, Mr. Clancy served as Divisional Vice President, Americas for EMC’s Backup Recovery Systems Division at EMC Corporation (later acquired by Dell), from 2011 to 2013 and in various senior roles from 1998 to 2011. Mr. Clancy earned a Bachelor of Business Administration and General Management Degree from the University of Massachusetts Dartmouth.

In connection with his appointment, Mr. Clancy entered into an offer letter (the “Offer Letter”) with the Company providing for (a) an annual base salary of $400,000 and (b) participation in the Company’s bonus program with a target bonus equal to 60% of his base salary, with the actual payout to be based on company and individual performance. In addition, Mr. Clancy will receive a grant of 150,000 restricted stock units (“RSUs”), which are scheduled to vest annually in three equal installments on each anniversary of the grant date, and an option to purchase 400,000 shares of the Company’s common stock, which is scheduled to vest in 48 equal monthly installments beginning on the first day of the first month following the grant date, in each case subject to continued employment and the terms of the Company’s 2023 Long-Term Incentive Plan, as amended. The grants are expected to be effective on or around October 1, 2026.

Mr. Clancy also entered into the Company’s standard form of change of control agreement for its executive officers (the “Change of Control Agreement”), under which, if a Change of Control (as defined in the Change of Control Agreement) of the Company occurs and within the period beginning three (3) months prior to and ending twelve (12) months following the Change of Control (the “Change of Control Period”), Mr. Clancy’s employment with the Company ends as a result of an Involuntary Termination (as defined in the Change of Control Agreement), the Company will provide to Mr. Clancy the following severance payments and benefits:

• a lump sum cash payment equal to (a) twelve (12) months of his then-annual base salary, plus (b) 100% of his target annual bonus opportunity,

• 100% accelerated vesting of his then-outstanding time-vested equity awards, and

• a lump sum cash payment equal to twelve (12) months’ worth of COBRA premiums.

In addition, under the terms of the Offer Letter and outside of the Change of Control Period, if Mr. Clancy’s employment with the Company is Involuntarily Terminated, the Company will provide to Mr. Clancy the following severance payments and benefits:

• a lump sum cash payment equal to six (6) months of his then-annual base salary, and

• reimbursement of premiums for six (6) months continued COBRA coverage for Mr. Clancy and his eligible dependents (or such earlier date that Mr. Clancy is no longer eligible for COBRA), subject to the terms set forth in the Offer Letter.

The severance payments and benefits described above are subject to Mr. Clancy entering into and not revoking a release of claims in favor of the Company.

The foregoing descriptions of the Offer Letter and the Change of Control Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Offer Letter and the Change of Control Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Mr. Clancy has also entered into the Company’s standard form of indemnification agreement. There is no arrangement or understanding between Mr. Clancy and any other person pursuant to which he was selected as an officer of the Company. There are no transactions between Mr. Clancy and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Additionally, there are no family relationships between Mr. Clancy and any director or executive officer of the Company.

Item 8.01 Other Events.

On September 28, 2026, the Company issued a press release announcing the appointment of Mr. Clancy as Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#	Offer Letter dated September 24, 2026 by and between the Company and James C. Clancy.
10.2#
Form of Amended and Restated Change of Control Agreement by and between the Company and each of the company's Executive Officers (incorporated by reference to Exhibit 10.5 of the Company's Annual Report on Form 10-K filed August 26, 2025).

99.1	Press Release dated September 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
# Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Corporation
(Registrant)

September 28, 2026	/s/ William H. White
(Date)	William H. White
Chief Financial Officer